Exhibit 99.1

ITT Reports Solid Third-Quarter Results on Strength Across All Segments; ITT Exelis and Xylem Spinoff Transactions Set to Occur on October 31

  Third-quarter revenue of $2.98 billion was up 13 percent from the third quarter of 2010.
  Earnings from continuing operations were $71 million, or $0.38 per share.
  Adjusted earnings from continuing operations were $1.17 per share, up 8 percent from the third quarter of 2010.

WHITE PLAINS, N.Y.--(BUSINESS WIRE)--October 28, 2011--ITT Corporation (NYSE: ITT) today reported 2011 third-quarter revenue of $2.98 billion and income from continuing operations of $71 million. Excluding the impact of separation costs and other adjustments, income from continuing operations for the quarter was $218 million, or $1.17 per share, compared with $200 million or $1.08 per share, in the prior-year period.

“We are proud of our team for remaining focused on serving our customers to deliver this strong performance, even while executing on the separation of ITT into three strongly positioned, independent companies. I want to thank all of our employees for their diligence and hard work over the last several months,” said Steve Loranger, ITT’s chairman, president and chief executive officer. “The transformation of ITT and the launch of ITT Exelis and Xylem are on track to occur on October 31. The necessary costs to successfully separate into three companies are in line with our previous forecast, and all three new companies are nicely capitalized for future growth.”

Third-Quarter Segment Results

Defense and Information Solutions

  Third-quarter 2011 revenue was $1.5 billion, an increase of 12 percent compared with the third quarter of 2010. The increase reflects gains in exercised options in key Middle East service programs in the Mission Systems business and strong performance in non-Department of Defense programs in the Information Systems business.
  Organic orders increased 12 percent to $1.7 billion from the comparable period in 2010. The increase was driven by two large Middle East programs which together comprised more than $500 million in organic orders.
  Third-quarter operating income, which included $4 million of separation-related costs, was $178 million, flat compared with the same period in 2010. Adjusted operating margin for the period declined 110 basis points compared with the same period in 2010. The segment continued to experience operating income compression as a result of the mix of products and services.

Fluid Technology

  Third-quarter 2011 Fluid Technology revenue of $1.1 billion was up 17 percent on a year-over-year basis, driven by both acquisitions and organic growth across all businesses.
  Organic revenue (defined as total revenue excluding foreign exchange and acquisition impacts) was up 8 percent, driven by significant activity in the chemical, oil and gas, mining and emerging markets in the Industrial Process business, as well as strength in global dewatering. Organic orders for the segment were up 13 percent, largely driven by growth in the Industrial Process business, combined with strong dewatering orders.

  Third-quarter operating income, which included $22 million of separation-related costs, was $144 million, up 25 percent from the comparable prior-year period, driven by organic revenue growth, strong productivity performance and acquisitions, which more than offset direct material cost increases and strategic investments. Adjusted operating margin for the period increased 300 basis points compared with the same period in 2010.

Motion and Flow Control

  Third-quarter 2011 revenue for the Motion and Flow Control segment grew 6 percent, to $386 million, on a comparable prior-year basis, as the business experienced strong demand in the automotive, aerospace, medical and rail markets. These growth factors more than offset lower sales in the Interconnect Solutions business.
  Organic orders were up 1 percent, driven primarily by growth in aerospace, automotive, and oil and gas applications that offset weaker connectors demand.
  Third-quarter operating income, which included $1 million of separation-related costs, was $49 million, up 7 percent from the same period in 2010, as productivity gains, volume and pricing more than offset increased commodity costs. Adjusted operating margin for the period showed a 30 basis point increase over the same period in 2010.

Other Items

In addition to spinoff-related costs of $93 million on an after-tax basis, as previously disclosed ITT recognized after-tax asbestos-related costs of $26 million in the third quarter of 2011, resulting from an annual update of the underlying assumptions used in liability and asset estimates.

Other special items included a charge of $14 million for various tax-related items, primarily a deferred tax adjustment, and foreign currency translation losses of $14 million generally pertaining to legacy transactions.

As a result of third-quarter amendments to the U.S. retirement programs, ITT Corporation re-measured its projected benefit obligations and plan assets for certain U.S. and international pension plans. The re-measurement was as of September 30, 2011, and resulted in an increase to ITT’s net pension liability of $661 million. The re-measured plans were primarily the salaried retirement plan and excess compensation plan, which will transfer to ITT Exelis upon completion of the spinoff on October 31. This increase in pension liability is not expected to result in a material impact on the future ITT Exelis financial condition.

Supplemental information on ITT’s third-quarter 2011 earnings is posted at www.itt.com/investors.

ITT Transformation

Efforts to separate ITT into three independent publicly traded companies continued to progress toward completion on October 31, 2011. Transformation costs remain in line with previously provided guidance. The future defense company, to be named ITT Exelis (NYSE: XLS), and the future water company, which will be named Xylem (NYSE: XYL), along with ITT (NYSE:ITT), will each begin regular-way trading on the New York Stock Exchange on November 1, 2011.

About ITT Corporation

ITT Corporation is a high-technology engineering and manufacturing company operating on all seven continents in three vital markets: water and fluids management, global defense and security, and motion and flow control. With a heritage of innovation, ITT partners with its customers to deliver extraordinary solutions that create more livable environments, provide protection and safety and connect our world. Headquartered in White Plains, N.Y., the company reported 2010 revenue of $11 billion. www.itt.com

Safe Harbor Statement

Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the separation of ITT Corporation (the “Company”) into three independent publicly traded companies (the “companies”), the terms and the effect of the separation, the nature and impact of such a separation, capitalization of the companies, future strategic plans and other statements that describe the Company's business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target" and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include, but are not limited to: economic, political and social conditions in the countries in which we conduct our businesses; changes in U.S. or international government defense budgets; decline in consumer spending; sales and revenue mix and pricing levels; availability of adequate labor, commodities, supplies and raw materials; interest and foreign currency exchange rate fluctuations and changes in local government regulations; competition, industry capacity and production rates; ability of third parties, including our commercial partners, counterparties, financial institutions and insurers, to comply with their commitments to us; our ability to borrow or to refinance our existing indebtedness and availability of liquidity sufficient to meet our needs; changes in the value of goodwill or intangible assets; our ability to achieve stated synergies or cost savings from acquisitions or divestitures; the number of personal injury claims filed against the company or the degree of liability; uncertainties with respect to our estimation of asbestos liability exposures, third-party recoveries, and net cash flow; our ability to effect restructuring and cost reduction programs and realize savings from such actions; government regulations and compliance therewith, including compliance with and costs associated with new Dodd-Frank legislation; changes in technology; intellectual property matters; governmental investigations; potential future employee benefit plan contributions and other employment and pension matters; contingencies related to actual or alleged environmental contamination, claims and concerns; changes in generally accepted accounting principles; other factors set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and our other filings with the Securities and Exchange Commission. In addition, there are risks and uncertainties relating to the planned tax-free spinoffs of ITT Exelis and Xylem, whether those transactions will result in any tax liability, the operational and financial profile of the Company or any of its businesses after giving effect to the spinoff transactions and the ability of each business to operate as an independent entity.

The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

ITT CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED INCOME STATEMENTS
(In millions, except per share)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Revenue	$2,981	$2,643	$8,765	$7,960

Costs of revenue	2,127	1,875	6,286	5,693
Selling, general and administrative expenses	445	396	1,304	1,149
Research and development expenses	64	60	195	183
Transformation costs	132	-	279	-
Asbestos-related costs, net	59	341	91	368
Restructuring and asset impairment charges, net	2	3	10	30
Total costs and expenses	2,829	2,675	8,165	7,423

Operating income	152	(32)	600	537
Interest and non-operating expenses, net	22	16	51	61
Income from continuing operations before
income tax expense	130	(48)	549	476
Income tax expense	59	(60)	184	94
Income from continuing operations	71	12	365	382
Income (loss) from discontinued operations, net of tax	7	133	5	147
Net income	$78	$145	$370	$529

Earnings (Loss) Per Share
Basic:
Continuing operations	$0.38	$0.07	$1.97	$2.08
Discontinued operations	0.04	0.72	0.03	0.80
Net Income	$0.42	$0.79	$2.00	$2.88
Diluted:
Continuing operations	$0.38	$0.07	$1.96	$2.06
Discontinued operations	0.04	0.71	0.02	0.80
Net Income	$0.42	$0.78	$1.98	$2.86

Average common shares — basic	185.5	184.1	185.2	183.8
Average common shares — diluted	186.5	185.3	186.6	185.2

ITT CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)
(Unaudited)

	September 30,	December 31,
	2011	2010

Assets
Current Assets:
Cash and cash equivalents	$2,686	$1,032
Receivables, net	2,198	1,944
Inventories, net	1,011	856
Other current assets	652	562
Total current assets	6,547	4,394

Plant, property and equipment, net	1,214	1,205
Goodwill	4,471	4,277
Other intangible assets, net	829	766
Asbestos-related assets	819	930
Other non-current assets	1,208	866
Total assets	$15,088	$12,438

Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$1,116	$1,020
Accrued liabilities	1,755	1,714
Short-term debt and current maturities of long-term debt	1,305	11
Total current liabilities	4,176	2,745

Postretirement benefits	2,658	1,733
Long-term debt	1,868	1,354
Asbestos-related liabilities	1,522	1,559
Other non-current liabilities	619	542
Total liabilities	10,843	7,933

Shareholders' equity	4,245	4,505
Total liabilities and shareholders' equity	$15,088	$12,438

ITT CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended
	September 30,
	2011	2010
Operating Activities Net income	$370	$529
Less: Income from discontinued operations	(5)	147
Income from continuing operations	365	382

Adjustments to income from continuing operations:
Depreciation and amortization	257	214
Stock-based compensation	22	23
Transformation costs	64	-
Change in receivables	(253)	(105)
Change in inventories	(146)	(40)
Change in accounts payable	137	39
Other, net	6	141
Net Cash — Operating Activities	452	654

Investing Activities Capital expenditures	(186)	(174)
Acquisitions, net of cash acquired	(309)	(994)
Proceeds from sale of assets and businesses	34	250
Other, net	-	1
Net Cash — Investing Activities	(461)	(917)

Financing Activities Short-term debt, net	18	206
Long-term debt repaid	(68)	(71)
Long-term debt issued	1,849	1
Proceeds from issuance of common stock	48	17
Dividends paid	(184)	(176)
Other, net	6	7
Net Cash — Financing Activities	1,669	(16)

Exchange rate effects on cash and cash equivalents	(5)	(27)

Cash from (used for) discontinued operations:
Operating Activities	(1)	2

Net change in cash and cash equivalents	1,654	(304)
Cash and cash equivalents — beginning of year	1,032	1,216
Cash and Cash Equivalents — end of period	$2,686	$912

Key Performance Indicators and Non-GAAP Measures

Management reviews key performance metrics including sales and revenues, segment operating income and margins, earnings per share, orders growth, and backlog, among others, in connection with its management of our business. In addition, we consider the following non-GAAP measures to be key performance indicators for purposes of this REG-G reconciliation:

Organic Sales and Revenues defined as reported GAAP sales and revenues excluding the impact of foreign currency fluctuations and contributions from acquisitions and divestitures (for the first 12 months). Divestitures include sales of insignificant portions of our business that did not meet the criteria for classification as a discontinued operation. The Company believes that Organic Sales and Revenues provide a useful measure of the operation's underlying revenue performance after adjusting for foreign exchange, acquisitions and divestitures that may impact comparability. The Company utilizes Organic Sales and Revenues to measure, evaluate and manage the Company's revenue performance. The Company's definition of Organic Sales and Revenue may not be comparable to similar measures utilized by other companies.

Organic Orders are Non-GAAP performance measures that may provide useful information related to the Company's future revenue performance. Organic Orders exclude the impact of foreign currency fluctuations and contributions from acquisitions and divestitures (for the first 12 months). The Company's definition of Organic Orders may not be comparable to similar measures utilized by other companies.

Adjusted Income from Continuing Operations and Adjusted EPS are defined as reported GAAP Income from Continuing Operations and reported GAAP Diluted Earnings Per Share, adjusted to exclude Special items. Special items that may include, but are not limited to, unusual and infrequent non-operating items, spin transaction costs and non-operating tax settlements or adjustments related to prior periods. These items are not a substitute for GAAP measures. Special items represent significant charges or credits that impact current results, but may not be related to the Company’s ongoing operations and performance. The Company uses Adjusted Income from Continuing Operations and Adjusted EPS to measure, evaluate and manage the Company. The Company believes that results excluding Special Items provide a useful analysis of ongoing operating trends. The Company's definitions of Adjusted Income from Continuing Operations and Adjusted EPS may not be comparable to similar measures utilized by other companies.

Free Cash Flow is defined as GAAP Net Cash - Operating Activities less Capital Expenditures and other Special Items. Free Cash Flow should not be considered a substitute for income or cash flow data prepared in accordance with GAAP. The Company's definition of Free Cash Flow may not be comparable to similar measures utilized by other companies. Management believes that Free Cash Flow is an important measure of performance and it is utilized as one measure of the Company's ability to generate cash. Note that due to other financial obligations and commitments, the entire Free Cash Flow amount may not be available for discretionary purposes.

Management believes that the above metrics are useful to investors evaluating our operating performance for the periods presented, and provide a tool for evaluating our ongoing operations and our management of assets held from period to period. These metrics, however, are not a measure of financial performance under GAAP and should not be considered a substitute for sales and revenue growth (decline), or cash flows from operating, investing and financing activities as determined in accordance with GAAP and may not be comparable to similarly titled measures reported by other companies.

ITT Corporation Non-GAAP Reconciliation
Reported vs. Organic Revenue / Order Growth
Third Quarter 2011& 2010

($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)

		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E / A
					Acquisition /
			Change	% Change	Divestitures	FX Contribution	Change	% Change
	3M 2011	3M 2010	2011 vs. 2010	2011 vs. 2010	3M 2011	3M 2011	Adj. 11 vs. 10	Adj. 11 vs. 10

Revenues
ITT Corporation - Consolidated	2,981	2,643	338	13%	(47)	(57)	234	9%

Defense & Information Solutions	1,529	1,366	163	12%	(5)	(1)	157	11%
Electronic Systems	438	559	(121)	-22%	0	(1)	(122)	-22%
Geospatial Systems	308	257	51	20%	(4)	0	47	18%
Information Systems	794	559	235	42%	(1)	0	234	42%

Fluid Technology	1,069	917	152	17%	(42)	(40)	70	8%
Industrial Process	188	167	21	13%	0	(2)	19	12%
Residential and Commercial Water Group	314	279	35	13%	0	(9)	26	9%
Water & WasteWater	585	488	97	20%	(42)	(30)	25	5%

Motion & Flow Control	386	363	23	6%	0	(16)	7	2%
Motion Technologies	151	132	19	14%	0	(11)	8	6%
Interconnect Solutions	101	109	(8)	-7%	0	(3)	(11)	-10%
Control Technologies	81	70	11	16%	0	(1)	10	14%
Flow Control	54	53	1	1%	0	(1)	(0)	-1%

Orders
Total Segment Orders	3,239	2,829	410	14%	(43)	(62)	305	11%

Defense & Information Solutions	1,719	1,535	184	12%	(3)	(1)	180	12%

Fluid Technology	1,136	932	204	22%	(40)	(44)	120	13%

Motion & Flow Control	386	364	22	6%	0	(17)	5	1%

New Companies (A)
Revenues
Future ITT	520	477	43	9%	0	(16)	27	6%
Xylem	939	806	133	17%	(42)	(40)	51	6%
ITT Exelis	1,529	1,366	163	12%	(5)	(1)	157	11%

Orders
Future ITT	562	491	71	14%	0	(19)	52	11%
Xylem	966	810	156	19%	(40)	(44)	72	9%
ITT Exelis	1,719	1,535	184	12%	(3)	(1)	180	12%

(A) New Companies exclude Form 10 adjustments
Note: Excludes intercompany eliminations.

ITT Corporation
Reported vs Adjusted Segment Operating Income & OI Margin
Third Quarter of 2011 & 2010

($ Millions)

	Q3 2011	Q3 2011		Q3 2011	Q3 2010	% Change		% Change
	As Reported	Spin Costs		As Adjusted	As Reported	As Reported 11 vs. 10		Adj for Spin 11 vs. 10

Revenue:
Defense & Information Solutions	1,529			1,529	1,366	11.9%		11.9%
Fluid Technology	1,069			1,069	917	16.6%		16.6%
Motion & Flow Control	386			386	363	6.3%		6.3%
Intersegment eliminations	(3)			(3)	(3)	0.0%		0.0%
Total Revenue	2,981			2,981	2,643	12.8%		12.8%

Operating Margin:
Defense & Information Solutions	11.6%	30	BP	11.9%	13.0%	(140)	BP	(110)	BP
Fluid Technology	13.5%	200	BP	15.5%	12.5%	100	BP	300	BP
Motion & Flow Control	12.7%	30	BP	13.0%	12.7%	-	BP	30	BP
Total Operating Segments	12.4%	100	BP	13.4%	12.8%	(40)	BP	60	BP

Income:
Defense & Information Solutions	178	4		182	178	0.0%		2.2%
Fluid Technology	144	22		166	115	25.2%		44.3%
Motion & Flow Control	49	1		50	46	6.5%		8.7%
Total Segment Operating Income	371	27		398	339	9.4%		17.4%

ITT Corporation Non-GAAP Reconciliation
Reported vs. Adjusted Income from Continuing Operations & Adjusted EPS
Third Quarter of 2011 & 2010
($ Millions, except EPS and shares)

									Change	Percent Change
	Q3 2011	Q3 2011		Q3 2011	Q3 2010	Q3 2010		Q3 2010	2011 vs. 2010	2011 vs. 2010
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted	As Adjusted	As Adjusted

Segment Operating Income	371	27	#A	398	339			339

Interest Income (Expense)	(19)	(3)	#B	(22)	(23)	-		(23)
Other Income (Expense)	(3)	-		(3)	(1)	-		(1)
Gain on sale of Assets	-	-		-	8	-		8
Corporate (Expense)	(219)	160	#C	(59)	(371)	330	#F	(41)

Income (loss) from Continuing Operations before Tax	130	184		314	(48)	330		282

Income Tax (Expense) Benefit	(59)	(37)	#D	(96)	60	(142)	#G	(82)

Income from Continuing Operations	71	147		218	12	188		200

Diluted EPS from Continuing Operations	0.38	0.79	#E	1.17	0.07	1.01	#E	1.08	0.09	8%

#A - Transformation Costs related to planned spinoffs of defense and water businesses
#B - Reduction in interest expense related to settlement of German Tax Audit
#C - Transformation costs related to planned spinoffs ($105M); Adjustment related to 2011 annual assessment of asbestos claims ($41M); Foreign currency translation losses generally pertaining to legacy transactions($14M)
#D - Tax benefit related to transformation costs and asbestos ($54M); Tax expense for various tax-related items ($17M), primarily a deferred tax adjustment
#F - Adjustment related to 2010 annual assessment of asbestos claims
#G - Tax benefit related to asbestos adjustment and Sale of CAS Discontinued Operations, partially offset by net expense associated with tax audit settlements and adjustments related to prior periods

#D - Diluted EPS from Continuing Operations
Transformation Costs, net of related tax benefit		0.50				1.10
Interest Income , net of related tax expense		(0.01)
Asbestos		0.14				-
Legacy foreign currency translation losses		0.08				-
Tax adjustments		0.08				0.03
CAS (Continuing ops) after-tax gain		-				(0.12)
Adjustments to EPS from Continuing Operations		0.79				1.01

ITT Corporation Non-GAAP Reconciliation
Net Cash - Operating Activities vs. Free Cash Flow
Third Quarter 2011 & 2010

($ Millions)

	9M 2011	9M 2010

Net Cash - Operating Activities	452	654

Capital Expenditures	(186)	(174)

Free Cash Flow, including Transformation	266	480

Transformation Spending (Cash Paid incl Capex)	156	-

Free Cash Flow, Excluding Transformation	422	480

Income from Continuing Operations	365	382

Free Cash Flow Conversion, including Transformation	73%	126%

Special Items (including Transformation Costs)	255	224

Income from Continuing Operations, Excluding
Special Items	620	606

Adjusted Free Cash Flow Conversion	68%	79%

ITT Corporation
Debt Coverage Ratios 2011 & 2010
($ Millions)

	September 30, 2011	December 31, 2010

Net Debt/Net Capitalization	10.3%	6.9%
Total Debt/Total Capitalization	42.8%	23.3%

Short Term Debt	1,305	11
Long Term Debt	1,868	1,354
Total Debt	3,173	1,365
Cash & Cash equivalents	2,686	1,032
Net Debt	487	333

Total Shareholders' Equity	4,245	4,505
Net Debt	487	333
Net Capitalization	4,732	4,838

CONTACT:
ITT Corporation
Investors:
Thomas Scalera, +1-914-641-2030
thomas.scalera@itt.com
or
Media:
Jenny Schiavone, +1-914-641-2160
jennifer.schiavone@itt.com